UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 14, 2015

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On June 14, 2015, Magnetek, Inc. (“Magnetek” or the “Company”) and Associated Bank, National Association (“Associated Bank”) entered into the ninth amendment to its Credit Agreement (the “Ninth Amendment”).

The Ninth Amendment primarily (i) extended the maturity date of the Credit Agreement to June 12, 2016; (ii) lowered the interest rate from LIBOR plus 2.75% to LIBOR plus 2.25%; and (iii) established a maximum cash amount that can be contributed to the Company’s defined benefit pension plan for the term of the agreement.

A copy of the Ninth Amendment to the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Ninth Amendment to Credit Agreement dated as of June 14, 2015, between the Company and Associated Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNETEK, INC.

Dated: June 15, 2015	By:	/s/ Marty J. Schwenner
Marty J. Schwenner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ninth Amendment to Credit Agreement dated as of June 14, 2015, between the Company and Associated Bank, N.A.